UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 21, 2008, Veraz Networks, Inc. received a written Staff Determination Notice from The NASDAQ Stock Market (“NASDAQ”), stating that Veraz is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (“Form 10-Q”) with the Securities and Exchange Commission (“SEC”), and that its common stock is therefore subject to delisting from NASDAQ (the “Determination”). Marketplace Rule 4310(c)(14) requires that Veraz file, on a timely basis, all required reports with the SEC as required by the Securities Exchange Act of 1934, as amended. On May 16, 2008, Veraz filed a Form 12b-25 with the SEC relating to the late filing of its Form 10-Q. Veraz continues to work to be in a position to file the Form 10-Q as soon as practicable but is unable to predict when that might be. The information in Veraz’s Form 12b-25 is incorporated by reference herein. Veraz issued a press release on May 22, 2008 that disclosed its receipt of the Determination from NASDAQ. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
NASDAQ rules permit a company that has received a delisting notification to request a hearing with the NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the staff’s determination to delist its stock. Veraz intends to request such a hearing. There can be no assurance that the Panel will grant Veraz’s request for continued listing. Pending a decision by the Panel, Veraz’s shares will remain listed on NASDAQ.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated May 22, 2008, Announcing Veraz Networks, Inc. Receives NASDAQ Notice Regarding Delayed Filing of Form 10-Q.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: May 22, 2008	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated May 22, 2008, Announcing Veraz Networks, Inc. Receives NASDAQ Notice Regarding Delayed Filing of Form 10-Q.